Xtant™ Medical Holdings Reports Record Third Quarter 2016 Results

*See footnote about the use of pro forma financial information

Third Quarter 2016 Highlights:

•	Company revenue increased 10.5% to $23.1 million, as compared to pro forma revenue of $20.9 million in third quarter 2015
•	Gross profit increased to $16.0 million, as compared to pro forma third quarter 2015 gross profit of $13.7 million
•	Gross margins expanded to 69.2%, compared to 65.5% for the pro forma third quarter of 2015
•	The Company reported net loss of $4.9 million for the third quarter 2016, compared to a loss of $6.9 million in third quarter 2015
•	The Company reported an EBITDA gain of $768,000 for the third quarter 2016, compared to a loss of ($915,000) in third quarter 2015
•	Company raised full year 2016 revenue guidance to $89-91 million, as compared to previous guidance of $87-90 million
•	The Company also provided full year 2017 revenue guidance of $98.0 - 102.0 million with positive EBITDA of $7.7-9.2 million

BELGRADE, Mont., November 7, 2016 (GLOBE NEWSWIRE) – Xtant™ Medical Holdings, Inc. (NYSE MKT: XTNT), a leader in the development of regenerative medical devices, today reported its financial results for the three months ended September 30th, 2016. The Company reported third quarter revenues of approximately $23.1 million and an EBITDA gain of $768,000.

“I am very pleased to have reported our strongest quarter in the history of the company,” said Dan Goldberger, Chief Executive Officer of Xtant Medical, “we have rectified our inventory supply chain constraints from the first half of 2016, and have positioned the company to take full advantage of the increasing demand for our proprietary differentiated product offerings. As a result, we have raised our 2016 revenue guidance to $89 to $91 million from our previous revenue guidance of $87 to $90 million provided earlier this year.”

Revenue

Third quarter 2016 revenue was approximately $23.1 million, compared to pro forma revenue of approximately $20.9 million for the same period during 2015.  This represents an increase of 10.5%, compared to pro forma third quarter 2015 revenue and a 7.6% sequential increase over second quarter 2016 revenue of $21.5 million.

Gross Profit

Gross profit for the third quarter of 2016 was $16.0 million or 69.2% of revenue, compared to pro forma gross profit of $13.7 million or 65.5% of revenues for the third quarter of 2015.  On a sequential basis, third quarter 2016 gross margin increased 0.7% over second quarter 2016 gross margin of 68.5%.

Sales and Marketing Expenses

Third quarter 2016 sales and marketing expenses increased to $11.2 million, as compared to pro forma sales and marketing expenses of $9.8 million during the same period in 2015. For the quarter, sales and marketing as a percentage of revenues increased to 48.7%, compared to 47.0% for the pro forma third quarter of 2015. The increase was mainly due to the higher OEM revenue in the third quarter of 2015 which had no associated sales commissions. In addition, as part of its growth strategy, the Company increased its sales infrastructure to support the portfolio selling opportunity of the combined business.

General and Administrative Expenses

In the third quarter, general and administrative expenses decreased to $3.8 million, compared to pro forma general and administrative expenses of $4.5 million for the same period last year. As a percentage of revenue, general and administrative expenses were 16.3% during the period, as compared to pro forma 21.7% for the same period during 2015.

Loss from Operations and Net Income / Loss

Third quarter loss from operations improved to a loss of $1.9 million, compared to a pro forma loss from operations of $5.0 million in the third quarter of 2015.   Third quarter 2016 consolidated net loss narrowed to $4.9 million, compared to pro forma net loss of $6.9 million during the year-ago period.

Adjusted EBITDA

The Company defines earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) as net income/loss from operations before depreciation, amortization, impairment charges, non-recurring expenses and non-cash stock-based compensation. Consolidated adjusted EBITDA for the third quarter of 2016 was a gain of $768,000, compared to a pro forma adjusted EBITDA loss of $915,000 for the third quarter of 2015.

Reconciliation of Adjusted EBITDA

Stated in 000’s	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015*
Net Loss from Operations	($1,904)	($5,018)

Impairment of Assets	$0	$233
Acquisition and Integration Related Expenses	$517	$3,857
Gain from the Extinguishment of Debt	$0	($2,345)
Non-cash compensation	$252	$187
Depreciation & Amortization	$1,903	$2,170

Adjusted EBITDA Gain (Loss)	$768	($915)

*Pro Forma Results

Financial Liquidity

Cash on hand as of September 30, 2016, was $1.4 million, as compared to $6.4 million as of December 31, 2015. This figure excludes cash resources available to be drawn down by the Company through its accounts receivable revolver facility with Silicon Valley Bank and its equity facility with Aspire Capital.  The Company is in the process of completing a common stock rights offering to raise up to $13.5 million in additional equity capital.

Outlook for Full Year 2016 & 2017

The Company increased its full year 2016 revenue guidance and issued 2017 revenue guidance based on the following:

	Full-Year 2016			Full-Year 2017
Stated in 000’s	Low		High	Low		High
Revenue	$89,000	–	$91,000	$98,000	–	$102,000
Adjusted EBITDA	$2,000	–	$2,800	$7,700	–	$9,200
Cash Based Debt Service	$4,835	–	$4,835	$8,430	–	$8,430
Non-GAAP Profitability**	$(2,835)	–	$(2,035)	$(700)	–	$800

**Non-GAAP profitability is defined as EBITDA less total cash based interest expense.

Conference Call to be Held November 8, 2016

An accompanying conference call will be hosted by Dan Goldberger, Chief Executive Officer, and John Gandolfo, Chief Financial Officer, to discuss the results. The call will be held at 10:00 AM ET, on November 8, 2016. Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Tuesday, November 8, 2016, 10:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Xtant Medical’s Third Quarter 2016 Results Call
Webcast Registration: Click Here

Shortly after the live call, a replay will be available on the Company’s website, www.xtantmedical.com, under “Investor Info.”

*Use of Pro Forma Financial Information

On July 31, 2015, Bacterin International Holdings, Inc. acquired all of the issued and outstanding stock of X-spine Systems, Inc. and the combined company was renamed Xtant™ Medical Holdings, Inc. Except for the financial results for the three months and nine months ended September 30, 2016, the results presented are on a pro forma basis as if the two companies were combined for the periods shown. Certain pro forma adjustments have been made to reflect the impact of the purchase transaction, primarily consisting of amortization of intangible assets with determinable lives and interest expense on long-term debt. In addition, certain historical expenses, such as warrant expense and interest expense associated with debt that was immediately repaid, were eliminated from these pro forma results. The pro forma information does not necessarily reflect the actual results of operations had the acquisition been consummated at the beginning of the fiscal reporting period indicated nor is it indicative of future operating results. The pro forma information does not include any adjustment for potential revenue enhancements, cost synergies or other operating efficiencies that could result from the acquisition.

Additional information regarding the business combination and its impact on the Company’s financial position will be set forth in the Company’s Form 10-Q for the quarter ended September 30, 2016, which will be filed with the Securities and Exchange Commission on or about November 11, 2016 and will include the Company’s unaudited consolidated financial statements as of and for the quarters ended September 30, 2016 and September 30, 2015.

About Xtant™ Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (NYSE MKT: XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-looking Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “continue,” “efforts,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “strategy,” “will,” “goal,” “target,” “prospects,” “potential,” “optimistic,” “confident,” “likely,” “probable” or similar expressions or the negative thereof.

Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: our ability to integrate the acquisition of X-spine Systems, Inc. and any other business combinations or acquisitions successfully; our ability to remain listed on the NYSE MKT; our ability to obtain financing on reasonable terms; our ability to increase revenue; our ability to comply with the covenants in our credit facility; our ability to maintain sufficient liquidity to fund our operations; the ability of our sales force to achieve expected results; our ability to remain competitive; government regulations; our ability to innovate and develop new products; our ability to obtain donor cadavers for our products; our ability to engage and retain qualified technical personnel and members of our management team; the availability of our facilities; government and third-party coverage and reimbursement for our products; our ability to obtain regulatory approvals; our ability to successfully integrate recent and future business combinations or acquisitions; our ability to use our net operating loss carry-forwards to offset future taxable income; our ability to deduct all or a portion of the interest payments on the notes for U.S. federal income tax purposes; our ability to service our debt; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; our ability to obtain and protect our intellectual property and proprietary rights; infringement and ownership of intellectual property; our ability to remain accredited with the American Association of Tissue Banks; influence by our management; our ability to pay dividends; our ability to issue preferred stock; and other factors.

Additional risk factors are listed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” You should carefully consider the trends, risks and uncertainties described in this document, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations

Unaudited Actual and Proforma Results

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2016 Actual Unaudited		2015 Pro Forma		2016 Actual Unaudited		2015 Pro Forma
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Orthopedic Product Sales	$22,907,717	99.2%	$20,577,473	98.5%	$65,025,908	99.2%	$63,463,420	98.8%
Other	186,423	0.8%	323,819	1.5%	505,971	0.8%	788,357	1.2%
Total Revenue	23,094,139	100.0%	20,901,292	100.0%	65,531,878	100.0%	64,251,777	100.0%

Cost of sales	7,114,041	30.8%	7,208,696	34.5%	20,749,379	31.7%	22,560,240	35.1%

Gross Profit	15,980,098	69.2%	13,692,596	65.5%	44,782,499	68.3%	41,691,537	64.9%

Operating Expenses
General and administrative	3,773,236	16.3%	4,532,981	21.7%	11,216,112	17.1%	12,411,489	19.3%
Sales and marketing	11,242,820	48.7%	9,832,446	47.0%	32,115,763	49.0%	28,726,775	44.7%
Research and development	928,930	4.0%	987,433	4.7%	2,612,402	4.0%	2,813,792	4.4%
Depreciation and amortization	1,265,490	5.5%	1,562,220	7.5%	3,690,519	5.6%	4,201,058	6.5%
Acquisition and Integration related expenses	517,083	2.2%	3,856,519	18.5%	1,269,613	1.9%	3,856,519	6.0%
Gain from the Extinguishment of Debt	0	0.0%	(2,345,019)	0.0%	—	0.0%	(2,345,019)	0.0%
Impairment of Assets	0	1.1%	233,748	0.0%	0	0.4%	233,748	0.0%
Non-cash consulting	156,129	0.2%	50,000	0.2%	266,721	0.3%	190,869	0.1%
Total Operating Expenses	17,883,688	77.4%	18,710,329	89.5%	51,171,130	78.1%	50,089,232	78.0%

Net Gain (Loss) from Operations	(1,903,590)	-8.2%	(5,017,733)	-24.0%	(6,388,631)	-9.7%	(8,397,695)	-13.1%

Other Income (Expense)
Interest expense	(3,163,534)	-13.7%	(2,153,985)	-10.3%	(8,974,895)	-13.7%	(8,146,038)	-12.7%
Change in warrant derivative liability	220,409	1.0%	397,366	1.9%	716,738	1.1%	(78,923)	-0.1%
Non-cash consideration associated with stock purchase agreement	0	0.0%	0	0.0%	0	0.0%	(558,185)	-0.9%
Other income (expense)	(51,350)	-0.2%	(83,097)	-0.4%	(309,924)	-0.5%	(187,118)	-0.3%

Total Other Income (Expense)	(2,994,475)	-13.0%	(1,839,716)	-8.8%	(8,568,081)	-13.1%	(8,970,263)	-14.0%

Net Gain (Loss) from Operations Before Benefit (Provision) for Income Taxes	(4,898,065)	-21.2%	(6,857,449)	-32.8%	(14,956,712)	-22.8%	(17,367,958)	-27.0%

Benefit (Provision) for Income Taxes
Current	0	0.0%	11,143	0.1%	0	0.0%	65,387	0.1%
Deferred	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Net Income (Loss)	$(4,898,065)	-21.2%	$(6,868,591)	-32.9%	$(14,956,712)	-22.8%	$(17,433,345)	-27.1%

Net Income (loss) per share:
Basic	($0.40)		($0.66)		($1.23)		($2.15)
Dilutive	($0.40)		($0.66)		($1.23)		($2.15)

Shares used in the computation:
Basic	12,193,970		10,432,622		12,147,916		8,100,226
Dilutive	12,193,970		10,432,622		12,147,916		8,100,226

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations

Unaudited Actual Results

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2016 Actual Unaudited		2015 Actual Unaudited		2016 Actual Unaudited		2015 Actual Unaudited
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Orthopedic Product Sales	$22,907,717	99.2%	$17,421,397	98.5%	$65,025,908	99.2%	$36,431,354	98.2%
Other	186,423	0.8%	271,623	1.5%	505,971	0.8%	657,396	1.8%
Total Revenue	23,094,139	100.0%	17,693,020	100.0%	65,531,878	100.0%	37,088,749	100.0%

Cost of sales	7,114,041	30.8%	6,035,673	34.1%	20,749,379	31.7%	12,883,439	34.7%

Gross Profit	15,980,098	69.2%	11,657,347	65.9%	44,782,499	68.3%	24,205,310	65.3%

Operating Expenses
General and administrative	3,773,236	16.3%	3,980,804	22.5%	11,216,112	17.1%	8,805,104	23.7%
Sales and marketing	11,242,820	48.7%	8,430,303	47.6%	32,115,763	49.0%	18,179,552	49.0%
Research and development	928,930	4.0%	794,464	4.5%	2,612,402	4.0%	1,519,196	4.1%
Depreciation and amortization	1,265,490	5.5%	1,541,220	8.7%	3,690,519	5.6%	1,765,994	4.8%
Acquisition and Integration related expenses	517,083	21.8%	3,856,519	0.0%	3,856,519	10.4%	3,856,519	0.0%
Gain from the Extinguishment of Debt	0	-13.3%	(2,345,019)	0.0%	(2,345,019)	-6.3%	(2,345,019)	0.0%
Impairment of Assets	0	1.3%	233,748	0.0%	233,748	0.6%	233,748	0.0%
Non-cash consulting	156,129	0.7%	50,000	0.3%	266,721	0.4%	190,869	0.5%
Total Operating Expenses	17,883,688	77.4%	16,542,040	93.5%	51,646,766	78.8%	32,205,964	86.8%

Net Gain (Loss) from Operations	(1,903,590)	-8.2%	(4,884,693)	-27.6%	(6,864,267)	-10.5%	(8,000,654)	-21.6%

Other Income (Expense)
Interest expense	(3,163,534)	-13.7%	(2,111,721)	-11.9%	(8,974,895)	-13.7%	(4,930,941)	-13.3%
Change in warrant derivative liability	220,409	1.0%	397,366	2.2%	716,738	1.1%	(78,923)	-0.2%
Non-cash consideration associated with stock purchase agreement	0	0.0%	0	0.0%	0	0.0%	(558,185)	-1.5%
Other income (expense)	(51,350)	-0.2%	(89,926)	-0.5%	(309,924)	-0.5%	(193,052)	-0.5%

Total Other Income (Expense)	(2,994,475)	-13.0%	(1,804,281)	-10.2%	(8,568,081)	-13.1%	(5,761,101)	-15.5%

Net Gain (Loss) from Operations Before Benefit (Provision) for Income Taxes	(4,898,065)	-21.2%	(6,688,974)	-37.8%	(15,432,348)	-23.5%	(13,761,754)	-37.1%

Benefit (Provision) for Income Taxes
Current	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Deferred	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Net Income (Loss)	$(4,898,065)	-21.2%	$(6,688,974)	-37.8%	$(15,432,348)	-23.5%	$(13,761,754)	-37.1%

Net Income (loss) per share:
Basic	($0.40)		($0.64)		($1.27)		($1.70)
Dilutive	($0.40)		($0.64)		($1.27)		($1.70)

Shares used in the computation:
Basic	12,193,970		10,432,622		12,147,916		8,100,226
Dilutive	12,193,970		10,432,622		12,147,916		8,100,226

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

	For the Nine months ended September 30,
	2016	2015
Operating activities:
Net loss	$(14,956,712)	$(13,761,754)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,551,851	2,403,934
Non-Cash Interest	4,477,148	1,665,172
Extinguishment of Debt	0	(2,345,019)
Non-cash consideration associated with stock purchase agreement	0	558,185
Impairment of Assets	0	233,748
Amortization of debt discount	0	707,281
Loss on sale of fixed assets	(14,149)	11,377
Non-cash consulting expense/stock option expense	522,987	881,681
Provision for losses on accounts receivable and inventory	898,285	805,684
Change in derivative warrant liability	(716,738)	78,923
Changes in operating assets and liabilities:
Accounts receivable	(859,026)	(2,801,124)
Inventories	(3,958,050)	477,818
Prepaid and other assets	(1,482,561)	(325,976)
Accounts payable	3,155,962	694,326
Accrued liabilities	(3,813,998)	1,688,664
Net cash used in operating activities	(11,195,001)	(9,027,080)

Investing activities:
Acquisition of X-spine Systems, Inc.	0	(73,033,049)
Purchases of property and equipment and intangible assets	(5,566,572)	(444,312)
Proceeds from sale of fixed assets	16,400	102,587
Net cash used in investing activities	(5,550,172)	(73,374,774)
Financing activities:
Payments on Long-term debt	0	(38,668)
Net proceeds from equity private placement	0	515,395
Payment on royalty obligation	0	(542,905)
Proceeds from the issuance of capital leases	0	70,921
Payments on capital leases	(80,070)	(78,490)
Net proceeds from the issuance of long-term debt	1,000,000	17,479,159
Net proceeds from the issuance of convertible debt	2,212,718	66,322,366
Proceeds from the revolving line of credit	8,353,117	0
Net proceeds from the issuance of stock	300,000	2,118,483
Net cash provided by financing activities	11,785,765	85,846,261

Net change in cash and cash equivalents	(4,959,408)	3,444,407
Cash and cash equivalents at beginning of period	6,368,016	4,468,208
Cash and cash equivalents at end of period	$1,408,608	$7,912,615

XTANT MEDICAL HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2016 (Unaudited) and As of December 31, 2015 (Audited)

	As of September 30,	As of Dec. 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$1,408,608	$6,368,016
Trade accounts receivable, net of allowance for doubtful accounts of $2,997,747 and $2,579,634, respectively	15,826,130	15,385,218
Inventories, net	26,499,085	22,684,716
Prepaid and other current assets	2,034,127	601,697
Total current assets	45,767,950	45,039,647

Non-current inventories	1,271,425	1,607,915
Property and equipment, net	16,012,138	11,816,629
Goodwill	41,534,626	41,534,626
Intangible assets, net	37,021,472	40,237,289
Other assets	841,354	791,221
Total Assets	$142,448,965	$141,027,327

LIABILITIES & STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$12,889,056	$9,386,531
Accounts payable - related party	1,060,200	1,406,763
Accrued liabilities	5,623,574	9,595,851
Revolving Line of Credit	8,353,117	0
Warrant derivative liability	333,613	1,050,351
Current portion of capital lease obligations	209,826	35,139
Total current liabilities	28,469,386	21,474,635
Long-term Liabilities:
Capital lease obligation, less current portion	720,265	7,800
Long term convertible debt, less current portion	68,864,974	66,436,647
Long-term debt, less current portion	49,493,259	44,231,718
Total Liabilities	147,547,884	132,150,800

Commitments and Contingencies
Stockholders' Equity
Preferred stock	—	—
Common stock	11	11
Additional paid-in capital	82,898,754	81,917,488
Accumulated deficit	(87,997,684)	(73,040,973)
Total Stockholders’ Equity (Deficit)	(5,098,919)	8,876,527

Total Liabilities & Stockholders’ Equity	$142,448,965	$141,027,327

XTANT MEDICAL HOLDINGS, INC.

Calculation of Consolidated EBITDA for the Three and Nine Months Ended September 30, 2016

and for the Pro Forma Three and Nine Months Ended September 30, 2015

Unaudited

	For the three months ended September 30,		For the Nine months ended September 30,
	2016	2015	2016	2015
Loss from Operations	(1,903,590)	(5,017,733)	(6,388,631)	(8,397,695)

Acquisition and Integration related expenses	517,083	3,856,519	1,269,613	3,856,519
Extinguishment of Debt	0	(2,345,019)	0	(2,345,019)
Impairment of Assets	0	233,748	0	233,748
Non-Cash Compensation	251,611	186,882	522,987	631,234
Depreciation & Amortization	1,902,490	2,170,824	5,551,851	6,337,673

EBITDA Gain	767,594	(914,779)	955,819	316,460

Investor Contact

CG CAPITAL

Rich Cockrell

877.889.1972

xtant@cg.capital

Company Contact

Xtant Medical

Molly Mason

mmason@xtantmedical.com

Xtant Medical Holdings, Inc.